AGENCY AGREEMENT

PARTY A: Beijing Shou Rong Forwarding Service Co., Ltd.
Add: Rm2305-2307, 23/F, Beijing Jinyu Plaza, 100 Xisanhuan Beilu, Haidian Distruct, Beijing China
Tel : +86-10-88557888 Fax:+86-10-68487301/68487303
PARTY B: Sino-Global Shipping America, Ltd.
Add: 36-09 Main Street, Suite 9C-2 Flushing, NY 11354 U.S.A
Tel : +1 718-8881814 Fax: +1 718-8881148

It is mutually agreed by **Party A** and **Party B**, with regard to the Agency and Disbursements of the vessel (hereinafter refered to as **the Vessel**) Owned and/or Chartered and/or Managed by **Party A**, when calling Chinese Ports from January 1st 2008 laden with Iron Ores under following terms and conditions:

1. **Any** Chinese port is confirmed to this agreement.
2. **Party B** is a direct attending agency for ocean-going vsls approved as from July 1st,2003 by the Ministry of Communications of P.R. China and granted with the UKAS qualification certificate as from December 30th, 2003. Being so, **Party A** appoint **Party B** to act as port attending agents for **the vessel** calling above mentioned port(s). It is mutually agreed that the **Port Disbursement** in lumpsum for each Vessel should be comply with **Party A**'s C/P details unless other agreed.
3. **Part A** shall remit the **Port Disbursement** to **Party B**'s account prior to **Vessel**'s arrival unless otherwise agreed.

   1) **Party B** should provide all port disbursement invoices to **Part A** according to **Part A's** vessels discharging plan of the month, **Part A** shall remit the total amount disbursement to **Party B's** account at the first week of each month.

   2) If any despatch agreement mutually agreed and signed by both parties, **Part A** shall remit despatch fee to **Party B's** account soon after received despatch invoice from **Party B.**

   3) Since the exchange rate between **RMB and USD** fluctuates

continually these years, **Party A** would adjust the lumpsum port disbursement when necessary.

4. **Party B** will supply following services to **Party A**:

(1) To keep **Party A** informed of the updated daily vessel line-up of the intended discharge ports.

(2) To keep **Party A** informed of the Vessel's movements during her stay at ports;

(3) To supply relevant documents of the Vessel calling disport(s) including **NOR/SOF.**

(4) To supply other necessary assistance.

(5) Settle port disbursement of Vessel with local agent or being protecting for **Party A**.

(6) **Party B** to supply **Party A** with port information and vessel line-up all mainland ports which discharge bulk ores every half a month regularly.

5. Port Disbursments as per Appendix which deemed to be fully incorporated in this agreement and to form part of it.

6. This agreement will be valid from 01st January 2008 to 31 December 2009 and will expire after three months from the time any party propose to terminate.

7. **This** agreement will apply with Chinese Maritime Law, any dispute arising thereout shall be settled basis bona fide commercial spirit.

8. **This** agreement will take effect after signing by both Parties in two originals, each Party will keep one original.

FOR AND ON BEHALF OF

PARTY A

For and on behalf of
Beijing Shourong Forwarding Service CO., LTD
北京首荣货运代理有限公司

(SIGNATURE)

DA~~TE:~~ 28/12-2007
Authorized Signature(s)

PARTY B

(SIGNATURE)

DATE: